THIS DEBT SETTLEMENT AGREEMENT ("this Agreement") made and effective as of and from September 15, 1999.

BETWEEN:

               VOICE MOBILITY INTERNATIONAL, INC., a body corporate, incorporated under the laws of the State of Nevada, United States of America, having an office at 701 - 543 Granville Street, in the City of Vancouver, in the Province of British Columbia

              (hereinafter referred to as "International")

                                                               OF THE FIRST PART
AND:

               MARITIME TEL & TEL LIMITED, a body corporate, incorporated under the laws of the Province of Nova Scotia and having its Head Office at 4th Floor, Collins Bank Building, 1869 Upper Water Street, in the City of Halifax, Province of Nova Scotia

              (hereinafter referred to as "MTT")

                                                              OF THE SECOND PART

AND:

               VOICE MOBILITY INC., a body corporate, incorporated under the Canada Business Corporations Act, and having its Head Office at 701 - 543 Granville Street, in the City of Vancouver, Province of British Columbia

              (hereinafter referred to as "VMI")

                                                               OF THE THIRD PART
W H E R E A S:

A. MTT is party to an agreement, dated March 26, 1999, with VMI (the "MTT Agreement"), pursuant to which MTT has been extensively involved in the development of VMI's products and in researching and developing markets for VMI's products, and anticipated future products.

B. International has closed an agreement with the owners of 100% of the issued shares of VMI pursuant to which it has, through a subsidiary, acquired those shares thereby making VMI indirectly the wholly owned subsidiary of International.

C. The common stock of International are traded electronically on the Over-The-Counter Bulletin Board (the "BB") administered by the National Association of Securities Dealers.

D. Pursuant to the understandings between MTT and VMI prior to the MTT Agreement, the work being done for VMI by MTT was all at the expense of VMI, and MTT and VMI have agreed in the MTT Agreement that the total charges by MTT for its work for VMI are settled at $500,000 Cdn. (the "VMI Debt").

E.   International is now willing to assume responsibility for the VMI Debt.

F.   MTT is desirous of acquiring 1,428,571 voting shares of the common stock of
     International  (the  "International   Shares")  on  the  terms  hereinafter
     contained.

G. Being a company publicly traded in the United States the International Shares are subject to all the applicable laws and regulations of the United States of America and its various States (hereinafter called the "U.S. Laws").

     NOW THEREFORE, in consideration of the premises and the covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto (the "Parties") agree as follows:

1.   International   agrees   with  MTT  that   International   hereby   assumes
     responsibility   for  the   repayment  of  the  VMI  Debt  and  will  issue
     International Shares to MTT in satisfaction thereof.

2. MTT agrees that it will accept, in full satisfaction of the VMI Debt, International Shares.

3. The International Shares are voting shares of the common stock of International as they are constituted on this date. The International Shares, when issued, will be issued as fully paid and non-assessable, free of all liens, charges and encumbrances but will be "restricted" in that they may not be sold or otherwise transferred in the absence of an effective registration statement filed with the United States Securities and Exchange Commission ("SEC") or an exemption therefrom.

4. Upon the issuance of the International Shares and the delivery of a certificate therefor to MTT, the VMI Debt shall be wholly and unconditionally deemed assigned to International and MTT shall have no further interest in the VMI Debt.

5. It shall also be a condition of the assignment of the VMI Debt to International that the Board of Directors of International shall have appointed, as a Director of International, a person who shall have earlier been designated by MTT in writing. Although such appointment shall be made at any time and from time to time during the term of this Agreement, in the event the appointment is not made on or before September 30, 1999 or the requirements of subparagraphs (a) or (b) are not completed, the assignment shall be effective notwithstanding the failure of MTT to appoint a director. The appointment of MTT's nominee shall be subject to the prior:

     (a) submission to International of a written consent of the nominee to act as a director of International - which shall include a declaration that the nominee is not, to the best of his knowledge and belief, disqualified from acting pursuant to the provisions of any applicable statutes, rules or regulations;

     (b) delivery by MTT's nominee of such biographical and historical data as International may reasonably request or require so that it can satisfy applicable disclosure requirements.

     It is understood that the initial appointment will not be subject to a meeting of shareholders of International but that subsequent appointments or appointments for subsequent periods will be subject to the normal voting procedures applicable.

6.   International covenants and warrants in favour of MTT that:

     (a) it is a corporation duly incorporated pursuant to the laws of the State of Nevada, United States of America, and is in good standing and in full satisfaction of all of its obligations pursuant to the laws and regulations of the said State;

     (b) the International Shares are quoted for trading on the BB and it is in full compliance with all applicable rules and requirements of the NASD and the U.S. Laws;

     (c) International is unrestricted in its right to enter into this Agreement, and is not restricted from entering into this Agreement or satisfying its obligations hereunder by the terms of any other agreement to which it is a party or any outstanding orders or judgments.

     (d) International shall immediately make application to the securities regulatory authorities of the Province of Nova Scotia, Canada to get whatever approvals may be required to enable it to complete and close this Agreement and to permit MTT to resell the International Shares at the expiry of any hold period applicable to it under the laws of the said Province. International will also bona fide use its best efforts to prosecute such application to get the said approvals as soon as possible following the execution of this Agreement. Further, International agrees to include the International Shares in the first registration statement it files with the SEC under the Securities Act of 1933 and to use its best efforts to have such registration statement declared effective.

     (e) All necessary consents and approvals have been obtained by International, and International has completed all necessary corporate actions, including obtaining the approval of its directors, as necessary, to authorize and permit it to enter into this Agreement and to issue the International Shares;

     (f) International shall maintain its quote on the BB or higher status electronic trading facilities of the NASD or on a national exchange in the United States for a period of not less than three (3) years following the date of issue of the International Shares;

     (g) The authorized capital of International consists of 50,000,000 voting common shares with par value of $0.001 each of which at the date hereof, and before giving effect to the issue of the International Shares, 8,871,750 been duly issued and are outstanding, and 1 million Preferred shares with par value of $0.001 each, none of which are issued.

     (h) No person has as of June 30, 1999 any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement except as detailed in Schedule "A" hereto;

     (i) There were no shareholder loans outstanding at June 30, 1999 except as disclosed in Schedule "B" hereto;

     (j) Since its incorporation, International has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

     (k) Except as disclosed to MTT, or pursuant to the agreement disclosed in Clause B, International has no subsidiaries or agreements of any nature to acquire any subsidiary or acquire or lease any other business operations.

     (l) The corporate records of International are complete and accurate and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the constituent documents, charter or by-laws of International, and without limiting the generality of the foregoing,

          (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders of International held since the incorporation of International, and all such meetings were duly called and held;

          (ii) the minute books  contain all written  resolutions  passed by the
               directors  and  shareholders  of   International   and  all  such
               resolutions were duly passed;

          (iii)the share certificate books, register of shareholders and register of transfers of International are complete and accurate, and all such transfers have been duly completed and approved and any tax payable in connection with the transfer of any securities of International has been duly paid; and

          (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of International were duly elected or appointed, as the case may be.

     (m) International has all necessary corporate power to enter into and perform its obligations under this agreement. The execution, and delivery and performance by International of this agreement and the consummation of the transactions contemplated thereby:

          (i) have been duly authorized by all necessary corporate action on the part of International; and

          (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, greater rights or increased costs, amendment or cancellation or the acceleration of any obligation under: (A) any charter or by-law instruments of International;
               (B) any contracts or instruments to which International is a party or by which International is bound; or (C) any laws applicable to it.

     (n) This Agreement constitutes legal, valid and binding obligations of International enforceable against it in accordance with its terms, subject only to the following qualifications:

          (i)  an  order  of  specific   performance   and  an  injunction   are
               discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy;

          (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights; and

          (iii)such approval order or other approval is obtained from the Nova Scotia Securities Commission as may be required to make the closing of this Agreement by the Parties in full and legal compliance with the laws and regulations of the Province of Nova Scotia.

     (o) International is not subject to, or a party to, any charter or by-law restriction, any law, any claim, any contract or instrument, any encumbrance or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this agreement or compliance by International with the terms, conditions and provisions hereof or thereof or the continued operation of its business by International after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of MTT to acquire any of the International Shares, except for the necessity of obtaining such approvals as may be required in the Province of Nova Scotia, Canada.

     (p) All accounting and financial books and records of International have been fully, properly and accurately kept and completed in all material respects.

     (q) The financial statements of International attached hereto as Schedule "C" have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous fiscal years and present fairly the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of International as at the date of the statements - namely March 31, 1999.

     (r) The financial statements of VMI attached hereto as Schedule "D" have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous fiscal years and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial position of VMI as at the date of the statements - December 31, 1998.

     (s) International has filed or caused to be filed, within the times and within the manner prescribed by law, all tax returns and tax reports which are required to be filed by or with respect to International. The information contained in such returns and reports is correct and complete and such returns and reports reflect accurately all liability for taxes of International for the periods covered thereby. All taxes and assessments (including interest and penalties) that are or may become payable by or due from International have been fully paid or fully disclosed and fully provided for in the books and records, and the financial statements of International. No examination of any tax return of International is currently in progress, there are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of tax or the filing of any tax return by, or any payment of any tax by International, and there are no claims now threatened or pending against International in respect of taxes or any matters under discussion with any governmental entity relating to taxes.

     (t) Since the date of the financial statements attached as Schedule "D", the business of International has been carried on in the ordinary course there has been no change in the affairs, assets, liabilities, business, prospects, operations or conditions of International or its business, financial or otherwise, except as has been disclosed to MTT.

     (u) International is conducting its business in compliance with all applicable laws of each jurisdiction in which its business is carried on, except for acts of non-compliance which in the aggregate are not material.

     (v) International owns, holds, possesses or lawfully uses in the operation of its business all authorizations which are in any manner necessary for it to conduct its business as presently or previously conducted or for the ownership and use of its assets, free and clear of all encumbrances and in compliance with all laws applicable thereto. International is not in default, nor has it received any notice of any claim in default, with respect to any such authorizations. All such authorizations are renewable by their terms or in the ordinary course of business without the need for International to comply with any special qualification or procedures or to pay any amounts other than routine filing fees. None of such authorizations will be adversely affected by the consummation of the transactions contemplated hereby.

     (w) International has provided MTT a list of all contracts of International and VMI which are material to the operation of its business or which involve the expenditure of more than $10,000 each or which have a term left to run of more than three (3) years (the "Material Contracts"). Except as disclosed by MTT, International is not party to or bound by:

          (i)  any benefit plans or any collective agreements;

          (ii) any agreement or commitment relating to the borrowing of money;

          (iii)any guarantee or other contingent liability in respect of any indebtedness or other liability or obligation of any other person (other than the endorsement of negotiable instruments for collection in the ordinary course of its business);

          (iv) any contract or commitment limiting the freedom of International to engage in any line of business or to compete with any other person;

          (v) any licensing or other contract or commitment relating to intellectual properties used by International in the conduct of its business;

          (vi) any agreement or commitment not entered into in the ordinary course of its business; and

          (vii)any   agreement  or   arrangement   with  any  person  with  whom
               International (or their present or former directors, officers and employees) does not deal at arm's length.

     (x) International is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours and has not and is not engaged in any unfair labour practice.

     (y) No unfair labour practice, complaint or grievance against International is pending or, to the best of the knowledge of International, threatened before any labour relations board or similar governmental entity with respect to its business.

     (z) There is no labour strike, dispute, slowdown or stoppage actually pending or involving or, to the best of the knowledge of International, threatened against International with respect to its business.

     (aa) No union representation question exists respecting the employees of International in connection with its business and no collective bargaining agreement is in place or currently being negotiated by International.

     (bb) International maintains insurance policies with responsible insurers as are appropriate to its business and assets in such amounts and against such risks as are customarily carried and insured against by prudent owners of comparable businesses and assets. All such policies of insurance coverage are in full force and effect. International is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

     (cc) There is no action, suit or proceeding, at law or in equity, by any person, nor any arbitration, administrative or other proceeding by or before (or to the best of the knowledge of International any investigation by) any governmental entity pending, or, to the best of the knowledge of International, threatened against or affecting International or any of its properties or rights or any of the assets, and International does not know of any valid basis for any such action, suit, proceeding, arbitration or investigation. International is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

     (dd) International has not made any assignment for the benefit of its creditors nor has any receiving order been made against it under the bankruptcy or insolvency laws of any jurisdiction or similar laws of any other jurisdiction, nor has any petition for such an order been served upon it, nor has it attempted to take the benefit of any legislation with respect to financially distressed debtors, nor, after giving effect to this financing, is insolvent within the meaning of any bankruptcy or insolvency laws which are applicable to, or have jurisdiction over, International.

     (ee) None of this Agreement or any documentation or any certificate or statement in writing which has been supplied by or on behalf of International or by any of the directors, officers or employees of International in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to International which materially and adversely affects the affairs, businesses, prospects operations or conditions of International, financial or otherwise, or its business or the assets, which has not been set forth in this agreement.

7.   MTT covenants and warrants in favour of International that:

     (a)  MTT is a  company  incorporated  and  existing  under the laws of Nova
          Scotia.

     (b) MTT has all necessary corporate power to enter into and to perform its obligations under this agreement. The execution, delivery and performance by MTT of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of MTT. This agreement constitutes legal, valid and binding obligations of MTT enforceable against it in accordance with its terms.

     (c) MTT is not subject to, or a party to, any charter or by-law restriction, any law, any claim, any contract or instrument, any encumbrance or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this agreement.

     (d) Subject to section 12 hereof, MTT is acquiring the International Shares as principal for its own account, not for the benefit of any other person or company.

     (e)  MTT is resident in the Province of Nova Scotia.

8. MTT undertakes that it will execute or cause to be executed and delivered to International, and assist International in filing on a timely basis any report or undertaking with any securities commission, stock exchange or other regulatory authority which may be required by applicable securities legislation and stock exchange rules in connection with its acquisition of the International Shares.

9. This Agreement is subject to the Closing occurring on or before December 31, 1999. If the Closing has not occurred by the said date either Party may at any time thereafter give notice to the others terminating this agreement. If the issuance and delivery of the International Shares does not occur by December 31, 1999 VMI shall pay to MTT the VMI Debt upon demand.

10. The acquisition of the International Shares by MTT is subject to the following terms and conditions for the exclusive benefit of MTT to be fulfilled or performed on or before the VMI Closing Date:

     (a) The representations, warranties and covenants of International contained herein shall be true and correct on and as of the Time of Closing with the same force and effect as such representations, warranties and covenants have been made as of such time.

     (b) International shall comply with all covenants and agreements herein agreed to be performed by it at or prior to the Time of Closing.

     (c) International shall cause a favourable legal opinion dated at the Time of Closing to be delivered by its lawyer to MTT to the effect that International is duly incorporated, organized and validly subsisting, that the International Shares have been validly issued as fully paid and non assessable in compliance with all securities law requirements, that this Agreement is a valid, binding and enforceable obligation of International under the laws of the State of Nevada, together with such other matters as MTT may reasonably require.

11. The closing of this Agreement shall take place on the VMI Closing Date at such place and time as shall be agreed to by the parties or, in the absence of such agreement, at the offices of VMI detailed on the first page of this Agreement, the date the Closing is completed being hereinafter called the "Time of Closing".

12. At the Time of Closing, International shall deliver to MTT duly executed certificates representing the International Shares issued as fully paid and non-assessable registered in the name of MTT or such associated, affiliated or subsidiary company as MTT shall designate by notice to International. The registered holder will give written confirmation that it will be bound by the terms of this Agreement as the same may be applicable to it.

13. MTT agrees that it will not sell, on any one day, more than 25,000 International Shares without having given notice to VMI of its intent or wish to sell such shares at least 5 business days prior to such day.

14. All covenants, representations, warranties and indemnities made herein shall survive the closing of this Agreement.

15. The Parties agree to do, execute and deliver, or cause to be done, executed and delivered, all such further assignments, documents, acts, matters and things as, from time to time, may be reasonably required to give effect to this agreement and the obligations of the parties hereunder.

16. Time shall be of the essence of this Agreement and of each and every part hereof.

17. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

18. This Agreement shall be interpreted according to the laws of the State of Nevada and the laws of the United States of America applicable therein.

19. Any notice which is required to be given hereunder shall be given in writing and will be effectively given if the same is:

     (a) delivered or mailed by prepaid registered or certified post to the address of the intended recipient set forth at the top of this Agreement;

     (b) delivered to a director or officer of the intended recipient; Provided that in the case of a notice being given by MTT, it may not be given to a Director or Officer of VMI or International who was appointed or elected to that position as a nominee of MTT; or

     (c) sent be telecopier (fax) to the intended recipient at the following numbers:

                           MTT                       (902) 468-3035
                           International:            (604) 482-1169
                           VMI:                      (604) 482-1169

          provided that any Party may give notice to the other parties of new addresses or new fax numbers to be used for the purpose of this provision. Any notice which is delivered shall be deemed to have been given on the date of delivery. Any notice which is sent by telecopier shall be deemed to be given on the first weekday following the date upon which the telecopied message is transmitted. Any notice that is sent by prepaid mail shall be deemed to have been given on the 5th weekday after the date upon which the notice is mailed from a Post Office in Canada.

20. None of the Parties may assign any of their rights hereunder without the prior written consent of the other parties, such consent not to be unreasonably withheld.

21. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF the Parties hereto have caused this agreement to be executed by their duly authorized officers as and from the day and year first above written.


VOICE MOBILITY INTERNATIONAL, INC.


Per:     /s/ James J. Hutton
         President - James J. Hutton

Per:     /s/ William E. Krebs
         Secretary - William E. Krebs


MARITIME TEL & TEL LIMITED

Per:     /s/ David H. Grinstead


VOICE MOBILITY INC.

Per:     /s/ J. Hutton
         J. Hutton - President

Per:     /s/ W. E. Krebs
         W.E. Krebs - Secretary